Exhibit 3(ii)
                                                                   -------------














                             THE LEHIGH GROUP, INC.

                              AMENDED AND RESTATED
                              --------------------
                                     BY-LAWS
                                     -------







                    Amended and Restated as of July 17, 1996
                    ----------------------------------------

                          AMENDED AND RESTATED BY-LAWS

                             THE LEHIGH GROUP, INC.

                                   ARTICLE I.

                                  Stockholders.


Section 1.                 Place of Holding Meetings.
                           --------------------------

Annual and special meetings of the stockholders shall be held at such place, within or without the State of Delaware, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, the meeting shall be held at the registered office of the Corporation in the State of Delaware.

Section 2.                 Voting.
                           -------

Stockholders who are entitled to vote may vote at meetings either in person or by proxy appointed by instrument in writing subscribed by such stockholder or by such stockholder's duly authorized attorney. The holders of Common Stock shall be entitled to one vote for each share of Common Stock held by them upon any and all matters to be acted upon by the stockholders. The voting rights, if any, of the shares of a particular series of Preferred Stock, shall be fixed by resolution of the Corporation's Board of Directors acting prior to the issuance of any shares of such series.

No proxy shall be voted on after three years from its date, unless said proxy provides for a longer period, and, except where the transfer books of the Corporation shall have been closed or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, as hereinafter provided, no share of stock shall be voted on at any election for directors which shall have been transferred on the books of the Corporation within twenty days next preceding such election of directors.

The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding sixty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding sixty days preceding the date of any meeting of stockholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

Section 3.                 Quorum.
                           -------

Any number of stockholders present in person or represented by proxy at any meeting duly called, who are entitled to vote, shall constitute a quorum for the transaction of business.

Section 4.                 Adjournment of Meetings.
                           ------------------------

If less than a quorum shall be in attendance at the time for which the meeting shall have been called, the meeting may be adjourned from time to time, by majority vote of the stockholders present or represented and entitled to vote, without any notice other than by announcement at the meeting, until a quorum shall attend. Any meeting at which a quorum is present may also be adjourned, in like manner, for such time, or upon such call as may be determined by vote. At any adjourned meeting at which a quorum shall attend, any business may be transacted which might have been transacted if the meeting had been held as originally called.

Section 5.                 Annual Election of Directors.
                           -----------------------------

At each Annual Meeting, stockholders shall elect directors of the Corporation and shall transact such other corporate business as may properly be brought before the meeting.

Section 6.                 Special Meetings of Stockholders:  How Called.
                           ----------------------------------------------

Special meetings of the stockholders for any purpose may be called only by the Chairman, President, or the Secretary, or upon request by resolution of the Board of Directors, and the business transacted at such meeting shall be confined to the purpose or purposes stated in the notice thereof.

Section 7.                 Notice of Stockholders' Meetings.

Written notice of each stockholders' meeting stating the place and time of the meeting, and in the case of a special meeting the general nature of the business to be considered, shall be given or mailed by the Secretary to each stockholder entitled to vote, at his last known post-office address, at least five days before the meeting in the case of an annual meeting, and two days before the meeting in the case of a special meeting. Notice of any stockholders' meeting may be dispensed with by consent of all the stockholders entitled to vote.

Section 8.                 Record Date for Action by Written Consent.
                           ------------------------------------------

In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than then (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 8). If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 8 or otherwise within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, it principal place of business, or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

Section 9.                 Inspectors of Written Consent.
                           ------------------------------

In the event of the  delivery,  in the  manner  provided  by  Section  8, to the
Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with Section 8 represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this Section 9 shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, with limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Section 10.                Effectiveness of Written Consent.
                           ---------------------------------

Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated written consent received in accordance with Section 8, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner prescribed in Section 8.

                                   ARTICLE II.

                                   Directors.

Section 1.                 First Meeting.
                           --------------

The newly-elected directors shall meet as soon as possible after their election for the purpose of organization and the transaction of business, and no notice of such meeting shall be necessary to them in order legally to constitute the meeting, provided a majority of the directors elected and in office shall be present. After each annual meeting of the stockholders, the directors shall meet as soon as possible for the purpose of organization and the transaction of business, and no notice of such meeting shall be necessary to them in order legally to constitute the meeting, provided a majority of the directors elected and in office shall be present. By consent of all the directors elected and in office, the time of such first meeting may be otherwise fixed.

Section 2.                 Election of Officers.
                           ---------------------

At such meeting, the directors shall elect from their own number a president, and shall also elect one or more vice-presidents, a treasurer and secretary, none of whom need be a director. Such officers shall hold office during the pleasure of the Board of Directors. In case any such officers shall not be elected at such first meeting, they may be elected at any subsequent meeting of directors called for this purpose.

Section 3.                 Regular Meetings.
                           -----------------

Regular meetings of the directors may be held without notice at such places and times, within or without the State of Delaware, as shall be determined from time to time by resolution of the directors.

Section 4.                 Special Meetings:  How Called:  Notice.
                           ---------------------------------------

Special meetings of the directors, within or without the State of Delaware, may be called by the President or one of the Vice-Presidents on one day's notice to each director; and shall be called by the President, by one of the Vice-Presidents or by the Secretary on like notice on the written request of two directors. Notice of any special meeting of the directors may be dispensed with by consent of all the directors.

Section 5.                 Number and Quorum.
                           ------------------

The number of directors constituting the entire Board of Directors of the Corporation shall be six. Directors shall be elected by cumulative voting as provided in the Certificate of Incorporation of the Corporation. The foregoing two sentences and this sentence may not be amended other than pursuant to the terms of the Certificate of Incorporation of the Corporation. Directors shall hold office until the next annual meeting of stockholders and until the election and qualification of their respective successors. A majority of directors elected and in office shall constitute a quorum of the Board of Directors for the transaction of business, and, subject to the provisions of Article II,
Section 8(1) of these By-laws, the act of a majority of a quorum, even though less than a majority of the full Board, shall be deemed to be the act of the Board of Directors. Directors need not be stockholders.

The Board of Directors and the Executive Committee, if any, of NICO Inc., a Delaware corporation ("NICO"), and a wholly owned subsidiary of the Corporation, shall at all times consist of those persons serving as members of the Board of Directors or Executive Committee, as the case may be, of the Corporation. No change may be made in this paragraph without the unanimous consent of the entire Board of Directors of the Corporation or the affirmative vote of at least 80% of the outstanding shares of the Corporation's Common Stock voting at any meeting of the Corporation's stockholders.

Section 6.                 Place of Meeting.
                           -----------------

The directors may hold their meetings inside or outside the State of Delaware, at such places as they may from time to time determine, or unless otherwise determined by the Board, as shall be stated in the notice of meeting. The original or a duplicate stock ledger may be kept outside the State of Delaware in such place as may from time to time be designated by the Board of Directors.

Section 7.                 General Powers of Directors.
                           ----------------------------

The Board of Directors shall have the management of the business of the Corporation, and subject to the restrictions imposed by law, by the Certificate of Incorporation, and by these By-laws, may exercise all the powers of the Corporation.

Section 8.                 Specific Powers of Directors.
                           -----------------------------

Without prejudice to such general powers, it is hereby expressly declared that the directors shall have among others the following powers, to wit:

                  (a) To make, alter and repeal by-laws of the Corporation subject to the power of the stockholders to alter or repeal by-laws made by the Board of Directors.

                  (b) To determine whether any, and, if any, what part, of the surplus of the Corporation, or of its net profits, shall be declared in dividends, and to fix from time to time the amount thereof to be reserved as working capital or reserves, or for any other lawful purpose, and to direct and determine the use and disposition of any such surplus or net profits.

                  (c) Subject to the provisions of Article Fourth of its Certificate of Incorporation, as amended, to purchase, hold, cancel, reissue, sell or transfer shares of stock of the Corporation, provided that, except as permitted by law in the case of shares of preferred stock of any class, the Corporation shall not use its funds or assets for the purchase of shares of its own stock when such use would cause any impairment of its capital, and provided further that shares of its own stock belonging to the Corporation shall not be voted upon directly or indirectly.

                  (d) To determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the

         Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.

                  (e) Without the assent or vote of the stockholders, from time to time, and without limit as to amount, to borrow or raise moneys for any of the purposes of the Corporation; and to authorize the issue of bonds, debentures, notes or other obligations of the Corporation, of any nature, or in any manner, for moneys so borrowed, and to authorize the creation of mortgages upon, or the pledge or conveyance or assignment in trust of, the whole or any part of the property of the Corporation, real or personal, including contract rights, whether at the time owned or thereafter acquired, to secure the payment of such bonds, debentures, notes or other obligations and the interest thereon, and to authorize the sale or pledge or other disposition of such bonds, debentures, notes or other obligations of the Corporation for its corporate purposes.

                  (f) The Board of Directors shall have plenary power and discretion to sell, lease or otherwise dispose of, from time to time, any part or parts of the properties of the Corporation and to cease to conduct the business connected therewith or again to resume the same, as it may deem best.

                  (g) To make and change regulations, not inconsistent with these By-laws, for the management of the Corporation's business and affairs.

                  (h) To purchase or otherwise acquire for the Corporation any property, rights or privileges which the Corporation is authorized to acquire.

                  (i) To pay for any property purchased for the Corporation either wholly or partly in money, bonds, debentures or other securities of the Corporation.

                  (j) To sell, lease, exchange, assign, transfer, convey or otherwise dispose of a part of the property, assets and effects of this Corporation, less than the whole or less than substantially the whole thereof, on such terms and conditions as it shall deem advisable without the assent of the stockholders in writing or otherwise.

                  (k) With the consent in writing or pursuant to the affirmative vote of the holders of a majority of the stock issued and outstanding and having voting power (subject, however, to the special vote which may at the time be required under the provisions of Section 2 of
         Article I of these By-laws), to sell, lease, exchange, assign, transfer and convey or otherwise dispose of the whole or substantially the whole of the property, assets, effects and good will of this Corporation, including the corporate franchise, upon such terms and conditions as the Board of Directors shall deem expedient and for the best interests of this Corporation.

                  (l) To remove and in their discretion, from time to time, to devolve the powers and duties of any officer upon any other person for the time being; provided, however, that the removal from office of the Chairman of the Board of Directors, a Vice-Chairman of the Board of Directors or the President of the Corporation shall require the affirmative vote of a majority of the entire Board of Directors.

                  (m) To appoint and remove or suspend such other officers, managers, agents or assistants as they may deem necessary, and to determine their duties, and to fix and from time to time change their salaries or remuneration, and to require security as and when they think fit.

                  (n) Subject to the provisions of Section 8(l) of this Article II, to confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, managers, agents and assistants.

                  (o) To determine who shall be authorized on the Corporation's behalf to make and sign bills, notes, acceptances, endorsements, checks, releases, receipts, contracts and other instruments.

                  (p) To designate by resolution or resolutions an Executive Committee, to consist of two or more directors, which to the extent provided in said resolution or resolutions shall have and may exercise (except when the Board of Directors shall be in session) all or any of the powers of the Board of Directors in the management of the business and affairs of the Corporation, and have power to authorize the seal of this Corporation to be affixed to all papers which may require it.

                  (q) To delegate by resolution or resolutions to one or more standing or special committees, the members of which need not be directors, or to any officer, subordinate officer, manager, agent or assistant, with or without power to sub-delegate, the performance of any powers and duties in relation to the business and affairs of the Corporation, upon such terms as the Board of Directors may deem advisable.

                  (r) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them the

         Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the express provisions of the laws of the State of Delaware, the Certificate of Incorporation of this Corporation, and these By-laws.

Section 9.                 Compensation of Directors.
                           --------------------------

Directors shall not receive any stated salary for their services as directors, but by resolution of the Board of Directors a fixed fee and expenses of attendance may be allowed for attendance at each meeting of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, subordinate officer, manager, agent, assistant or otherwise, and receiving compensation therefor.

Section 10.                Indemnification of Directors and Officers.
                           ------------------------------------------

The Corporation shall be required, to the fullest extent authorized by Section 145 of the GCL, as the same may be amended and supplemented, to indemnify any and all directors and officers of the Corporation.

Section 11.                Limitation on Liability of Directors.
                           -------------------------------------

The personal liability of each of the directors of the Corporation shall be limited to the fullest extent permitted by paragraph 7 of subsection (b) of
Section 102 of the GCL, as the same may be amended and supplemented.

Section 12.                Executive Committee.
                           --------------------

The Corporation shall maintain an Executive Committee of the Board of Directors (the "Executive Committee"), which may (except when the Board of Directors shall be in session) exercise all of the powers of the Board of Directors (except as otherwise provided by law). The Executive Committee shall consist of such number of directors, but not less than three, as determined from time to time by the Board of Directors; provided, that, so long as Executive Life Insurance Company, a Delaware corporation, First Stratford Life Insurance Company, a Delaware corporation, and Executive Life Insurance Company of New York, a New York corporation, or their respective successors and assigns which are affiliates of Executive Life Insurance Company (collectively, "First Executive"), shall continue to own all of the Corporation's Common Stock issued to First Executive pursuant to the Corporation's exchange offers for the senior secured notes issued by NICO, Inc., (a) at all times at least one member of the Executive Committee shall be the chief operating officer or chief executive officer of the Corporation and at least one member shall be the person, if any, elected as a director by First Executive, and (b) no change may be made in this paragraph except by a resolution duly adopted by unanimous vote of the entire Board of Directors, or by the affirmative vote of the holders of at least 80% of the outstanding shares of Common Stock of the Corporation voting at any meeting of the Corporation's stockholders.


                                  ARTICLE III.

                                    Officers.

Section 1.                 Officers.
                           ---------

The officers of the Corporation shall consist of a President, a Chairman of the Board of Directors, a Chairman of the Executive Committee of the Board of Directors, a Vice Chairman of the Executive Committee of the Board of Directors, two elected Vice Presidents, one of whom shall be designated Executive Vice President, a Secretary, a Treasurer, and a Controller, and such additional Vice Presidents and other officers as the Board of Directors may appoint, with such powers as the Board may assign to them. One person may hold more than one office, except that no person may be both President and a Vice President of the Corporation.

Section 2a.                Chairman of the Board.
                           ----------------------

The Chairman of the Board shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall have active direction and supervision of the property, finances, and business of the Corporation. In the performance of his duties he shall exercise such authority over the subordinate officers and employees of the Corporation as may be necessary or appropriate and not inconsistent with the provisions of law and of these By-laws. The Chairman of the Board shall consult regularly with the President with regard to the operations of all of the divisions and subsidiaries of the Corporation. The Chairman of the Board shall, if present, preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall be an ex officio member of all committees of the Board of Directors and shall exercise such other powers and perform such other duties as the Board of Directors may from time to time assign to him.

Section 2b.                Vice Chairmen of the Board.
                           ---------------------------

The Vice Chairmen of the Board shall be principal executive officers of the Corporation and, subject to the control of the Board of Directors, shall assist the Chairman of the Board in carrying out his duties and, in the absence or disability of the

Chairman of the Board, shall exercise all of his powers and perform all of his duties, except as specifically provided by these By-laws. The Vice Chairmen of the Board shall, in the absence of the Chairman of the Board, preside at all meetings of the Board of Directors and stockholders and shall exercise such other powers and perform such other duties as the Board of Directors may from time to time assign to them.

Section 2c.                President.
                           ----------

The President shall be the chief operating officer of the Corporation and shall exercise his duties subject to the control of the Board of Directors and the chief executive officer. In the performance of his duties he shall exercise such authority over the subordinate officers and employees of the Corporation as may be necessary or appropriate and not inconsistent with the provisions of law and of these By-laws. The President shall, in the absence of the Chairman of the Board and the Vice Chairmen of the Board, preside at all meetings of the stockholders and, in the absence of Chairman of the Board and the Vice Chairmen of the Board preside at all meetings of the Board of Directors and shall exercise such other powers and perform such other duties as the Board of Directors may from time to time assign to him.

Section 3.                 Vice Presidents.
                           ----------------

The Executive Vice President or, in his absence or disability, such other Vice President as the Board of Directors may designate, shall perform all of the duties of the President in the absence or disability of the latter, subject to the provisions of Section 4 of this Article, and such other duties as the Board of Directors may assign to them from time to time.

Section 4.                 Additional Vice Presidents.
                           ---------------------------

The Board of Directors may, as provided in Article III, Section 1 of these By-laws, appoint one or more additional Vice Presidents, who shall perform such duties as may be assigned to them by the Board of Directors from time to time.

Section 5.                 Secretary.
                           ----------

The  Secretary  shall give, or cause to be given,  subject to the  provisions of
Article I, Section 7 and Article II, Sections 3 and 4 hereof, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors or stockholders upon whose request the meeting is called as provided in these By-laws. The Secretary shall perform such other duties as may from time to time be assigned to him by the President or by the Board of

Directors. He shall have custody of the books recording the proceedings of the meetings of the stockholders, directors and executive committee of the
Corporation and shall also have custody of the seal of the Corporation, and shall affix the same to all instruments requiring it when authorized by the President, or by the Board of Directors, and attest the same. He shall be sworn to the faithful discharge of his duties.

Section 6.                 Treasurer.
                           ----------

The Treasurer shall have the custody of all funds, securities, evidences of indebtedness and other valuable documents of the Corporation. He shall receive and give or cause to be given receipts and acquittances for moneys paid in on account of the Corporation, and shall pay out of the funds on hand all just debts of the Corporation of whatever nature upon maturity of the same. He shall enter or cause to be entered in books of the Corporation to be kept for that purpose full and accurate accounts of all moneys received and paid out on account of the Corporation, and whenever required by the President or the Board of Directors he shall render a statement of his cash accounts. He shall keep or cause to be kept such other books as will show a true record of the expenses, losses, gains, assets and liabilities of the Corporation. He shall, unless otherwise determined by the Board of Directors, have charge of the original stock books, transfer books and stock ledgers, shall act as transfer agent in respect of the stock and securities of the Corporation, and shall perform all other duties incident to the office of Treasurer. He shall, if so directed by the Board of Directors, give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board of Directors may prescribe.

Section 7.                 Chairman of the Executive Committee.
                           ------------------------------------

The Chairman of the Executive Committee of the Board of Directors shall preside at all meetings of the Executive Committee and shall perform such other duties and functions delegated to him by the Executive Committee or the Board of Directors.

Section 7a.                Vice Chairman of the Executive Committee.
                           -----------------------------------------

The Vice Chairman of the Executive Committee of the Board of Directors shall, in the absence of the Chairman of the Executive Committee of the Board of Directors, preside at all meetings of the Executive Committee and shall perform such other duties and functions delegated to him by the Executive Committee, or the Board of Directors.

Section 8.                 Officers of Divisions.
                           ----------------------

In the event that any part of the business and operations of the Corporation shall be conducted through Divisions of the Corporation, the Board of Directors may, by appropriate resolution, designate and appoint officers assigned to a particular Division. Such appointed officers of Divisions shall not be general officers of the Corporation, except upon election to such additional corporate office. The appointed officers shall serve in such respective capacities at the will and desire of the Board of Directors. Officers of any subsidiary of the Corporation, which are turned into a Division, shall be deemed to continue as officers of the Division at the will and desire of the Board of Directors of the Corporation.

The officers of any Division shall consist of a President, a Chairman of the Management Committee, two or more Vice Presidents, one of whom shall be designated Executive Vice President, a Secretary and a Treasurer and such other officers as the Board of Directors may appoint. The duties and authorities of such officers shall be substantially the same as the duties of the corresponding general corporate officers as provided in Section 1 through 7 hereinabove except as such duties may be otherwise limited by the Board of Directors, but all duties and responsibilities shall be limited solely to acts and transactions pertaining to the business which such Division is authorized to transact and perform.

                                   ARTICLE IV.

                       Resignations: Filling of Vacancies.

Section 1.                 Resignation.
                           ------------

Any officer, director or member of a committee may resign at any time. Such resignation shall be made in writing, and shall take effect at the time of its acceptance.

Section 2.                 Filling of Vacancies.
                           ---------------------

If the place of any director or member of a committee becomes vacant by death, resignation or removal, or an additional vacancy on the Board of Directors is created because of an increase in the size of the Board, the Board of Directors may appoint a qualified person to fill such vacancy, who shall hold office for the unexpired term of the director whose office the successor shall have been chosen to fill or for the term of such newly-created position, as the case may be, and until his successor shall be duly elected and shall qualify.

                                   ARTICLE V.

                               Stock Certificates.

Section 1.                 Certificates of Stock.
                           ----------------------

Every holder of stock in this Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of this Corporation, certifying the number of shares owned by him in this Corporation; provided, however, that where such certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of this Corporation and a registrar, the signature of any such President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of this Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by this Corporation, such certificate or certificates may nevertheless be adopted by this Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of this Corporation.

Section 2.                 Transfer Agents and Registrars.
                           -------------------------------

The Board of Directors may appoint one or more transfer agents and one or more registrars of its stock, whose respective duties the Board of Directors may, from time to time, define. No certificate of stock of any class shall be valid until countersigned by a transfer agent and until registered by a registrar.

                                   ARTICLE VI.

                            Miscellaneous Provisions.

Section 1.                 Fiscal Year.
                           ------------

The fiscal year of the Corporation shall be the calendar year.

Section 2.                 Offices.

The principal office of the Corporation shall be established and maintained at the Delaware Trust Building, in the city of Wilmington, in the County of New Castle, in the State of Delaware. The original or a duplicate stock ledger shall be kept at such office. The Corporation may also have offices at such other places within the State of Delaware as the Board of Directors may from time to time determine. The Corporation shall, subject to the provisions of the laws of the State of Delaware and of these By-laws, keep the books of the Corporation at such places in said State as may from time to time be designated by resolution of the Board of Directors.

Section 3.                 Seal.
                           -----

The seal of the Corporation shall be circular in form, and shall have inscribed thereon the name of the Corporation, the year of its organization, and words indicating that the Corporation is incorporated under the laws of the State of Delaware.

Section 4.                 Checks and Other Negotiable Instruments.
                           ----------------------------------------

All checks, notes and other negotiable instruments purporting to be the act of the Corporation, in order to be binding upon the Corporation, shall be signed, countersigned, endorsed or otherwise executed by such of its officers as the Board of Directors from time to time by resolution may direct.

Section 5.                 Contracts.
                           ----------

All contracts, and other obligations of the Corporation with the exception of negotiable instruments, in order that the same shall be binding upon the Corporation, shall be signed by the President or one of the elected Vice
Presidents, and by the Secretary or Treasurer; or by such other person or persons as the Board of Directors from time to time by resolution may direct.

Section 6.                 Address:  Waiver of Notice.
                           --------  -----------------

Each stockholder shall, at the time he receives his certificate of stock, furnish to the Treasurer as Transfer Agent, in writing, his address, to which all notices shall be mailed, and in the event that he fails to do so he shall be deemed to waive all notices required by the Certificate of Incorporation of this Corporation or by the By-laws, or by the laws of the State of Delaware.

Section 7.                 Notice and Waiver of Notice.
                           ----------------------------

Whenever under the provisions of these By-laws or the Certificate of Incorporation of this Corporation notice is required to be given to any director, officer or stockholder, it shall not be construed to mean personal notice, but such notice may be given by depositing the same in a United States post office or letter Pox, in a post-paid, sealed wrapper, addressed to such director, officer or stockholder, at his address if and as the same appears on the books of the Corporation, and the time of the giving of such notice shall be deemed to be the time when the same shall be thus transmitted or mailed. Any stockholder, officer or director may at any time waive any notice required to be given under the By-laws.

                                  ARTICLE VII.

                                   Amendments.

Section 1.                 Amendment of By-laws.
                           ---------------------

The stockholders may, at any regular or special meeting, by the affirmative vote of a majority of the total number of votes entitled to be cast thereat by the shares of capital stock then issued and outstanding, alter, amend or repeal any or all of the By-laws of the Corporation, if notice thereof be contained in the notice of the meeting. The Board of Directors may alter, amend or repeal any or all of the By-laws of this Corporation at any meeting, by affirmative vote of the majority of the directors, if written notice of the proposed alteration, amendment or repeal has been given to all the directors, or if all the directors are present at the meeting, or if those not present assent in writing to such alteration, amendment or repeal.